Exhibit 1.01

ECHOSTAR CORPORATION

HUGHES SATELLITE SYSTEMS CORPORATION

Conflict Minerals Report

For the reporting period from January 1 to December 31, 2022

Introduction and Background

This Conflict Minerals Report (the “Report”) of EchoStar Corporation (“EchoStar”) and Hughes Satellite Systems Corporation (“Hughes” and, together with EchoStar and the respective subsidiaries of EchoStar and Hughes through December 31, 2022, the “Company,” “we,” “our” and/or “us”) has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2022. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, the “Conflict Minerals”) that originated in the Democratic Republic of the Congo (“DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).

Pursuant to the Rule, the Company has concluded, in good faith, that during the reporting period of January 1 to December 31, 2022:

•	the Company manufactured, or contracted to manufacture, certain products whose manufacture was completed in calendar year 2022 as to which Conflict Minerals are necessary to the functionality or production of those products (our “Covered Products”); and

•	based on a good faith reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals in our Covered Products, the Company had reason to believe that certain of the Conflict Minerals necessary to the functionality or production of our Covered Products may have originated in one or more of the Covered Countries and that such Conflict Minerals may not have been from recycled or scrap sources.

Therefore, the Company performed due diligence on the source and chain of custody of such Conflict Minerals in our Covered Products. The Company is filing this Report with our Specialized Disclosure Report on Form SD (the “Form SD”) to comply with the requirements of the Rule. This Report has not been subject to an independent private sector audit.

PART I. COMPANY OVERVIEW AND DESCRIPTION OF PRODUCTS COVERED BY THIS REPORT

Description of Products

We are a global provider of broadband satellite technologies and broadband internet products and services to domestic and international consumer customers and broadband network technologies, managed services, equipment, hardware, satellite services and communication solutions to government and enterprise customers. We also design, provide and install gateway and terminal equipment to customers for other satellite systems. In addition, we design, develop, construct and provide telecommunication networks comprising satellite ground segment systems and terminals to mobile system operators and our enterprise customers.

1

This Report relates to our Covered Products under our Hughes business segment for the entire reporting period, which consisted of the following:

Broadband Satellite Systems — The Company’s broadband and satellite products included broadband systems and terminals, mobile satellite systems, handheld devices and IP data terminals for mobile satellite operators, all of which support the delivery of a wide range of bandwidth-intensive services as well as privately-branded service offerings, including high-speed internet/intranet access, video conferencing, distance learning, telemedicine, newsgathering, fleet operations and broadband on planes, trains and maritime.

Certain of our Covered Products were designed, developed, engineered, manufactured, assembled and/or distributed by us; however, we also outsourced a significant portion of these functions to third parties.  We worked with third-party vendors for the development and manufacture of components that are integrated into our Covered Products.  We developed dual sourcing capabilities for critical parts when practical and we evaluated outsourced subcontract vendors on a periodic basis.

PART II. DESIGN OF OUR DUE DILIGENCE MEASURES

We designed our due diligence measures based on the five-step framework laid out by the Organization for Economic Co-operation and Development in its OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016), including the related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).  Summarized below are the components of our due diligence measures as they relate to the five-step framework from the OECD Guidance.

1.	Establish Strong Company Management Systems for Conflict Minerals Supply Chain Due Diligence

Designate Internal Corporate Team

The Company has designated an internal team, composed of senior members of the Company’s supply chain and procurement operations and the legal department, which evaluates the Company’s applicable supply chain processes and sourcing procedures and designs and supports the Company’s due diligence efforts.  The team meets periodically to develop and refine a due diligence process that:

•	is consistent with the OECD Guidance,

•	conforms to the requirements of the Rule, and

•	is appropriate given the structure and operations of the Company’s supply chain departments.

The Company’s internal audit department monitors the diligence process, provides feedback and reviews the due diligence results. Senior supply chain managers disseminate necessary information and documentation to relevant employees responsible for interfacing directly with suppliers and manufacturers (collectively referred to as “suppliers”).

2

Commit to a Supply Chain Policy for Minerals from Conflict-Affected and High-Risk Areas

The Company maintains a policy relating to Conflict Minerals (the “Policy”), which generally requires suppliers to:

•	have a policy to reasonably assure that the Conflict Minerals in the products they manufacture for or supply to the Company do not directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses in the Covered Countries;

•	exercise due diligence on the source and chain of custody of these minerals and make their due diligence measures available to the Company upon the Company’s request; and

•	be prepared to assist the Company in meeting the Conflict Minerals reporting requirements under the Rule, as well as other national or international mineral reporting regimes that may arise in the future.

The Policy is incorporated into the Company’s supplier code of conduct.  All of our suppliers during the reporting period were obligated to comply with the Policy.

Establish a System of Controls and Transparency over the Conflict Minerals Supply Chain

The Company employs a system of controls to promote transparency over our Conflict Minerals supply chain by utilizing the Conflict Minerals Reporting Template version 6.22 (“Conflict Minerals Reporting Template”), which is a standardized supply chain survey designed to facilitate the transfer of information through the supply chain to identify the smelters and refiners that process Conflict Minerals in our Covered Products. The Conflict Minerals Reporting Template was developed by the Responsible Minerals Initiative (“RMI”), a Responsible Business Alliance and Global e-Sustainability Initiative. The Company maintains an automated database of the completed Conflict Minerals Reporting Templates submitted to the Company by our suppliers (the “Conflict Minerals Response Database”), which helps us process and analyze the information provided by our suppliers. Once in the Conflict Minerals Response Database, all completed Conflict Mineral Reporting Templates received from suppliers are stored electronically in a central location accessible to authorized employees involved in the due diligence process and are retained in accordance with the Company’s document retention guidelines.

Since 2015, the Company has been a member of RMI, an organization committed to the responsible sourcing of Conflict Minerals that currently has over 400 participating companies and associations from around the world. As a member, the Company has access to a variety of tools and resources to better assess Conflict Minerals in our supply chain, including the Responsible Minerals Assurance Process (“RMAP”), an audit program designed to validate smelters’ and refiners’ sourcing practices.

Strengthen the Company’s Engagement with Suppliers

We generally inform our suppliers of our Policy, our due diligence consistent with OECD Guidance and our compliance with the Rule. Moreover, the Company’s purchase order and contract terms and conditions generally require that suppliers expressly support the supply chain due diligence process employed by the Company.

Establish a Company-Level Grievance Mechanism

The Company maintains a reporting system through which employees and third parties may report concerns about potential or actual violations of the Policy. Concerns may be reported anonymously through our ethics hotline which is operated by a third party or for attribution through several channels, including through an employee’s immediate manager or the Company’s legal department.

3

2.	Identify and Assess the Risks in the Company’s Supply Chain

The Company does not purchase Conflict Minerals directly from mines, smelters or refiners and does not have a direct relationship with any mines, smelters or refiners.  The Company’s supply chain with respect to our Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of our Covered Products and the original sources of the Conflict Minerals.  As a result, we designed our due diligence to conform to the requirements of the Rule and the OECD Guidance as applicable for downstream companies. Because the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, the Company relies on communications with suppliers to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain. In particular, the Company performs the following measures to identify Conflict Minerals in our Covered Products.

Identify Company Suppliers

The Company identifies our first-tier suppliers by generating reports from the Company’s applicable manufacturing and procurement systems of all manufacturers who made, and all vendors who supplied components or products, for our Covered Products.  For components delivered to the Company by distributors, the Company adds the distributors to the supplier list.  Senior managers in the supply chain organization review and finalize the supplier list (the “Supplier List”) to create a list that includes all relevant suppliers for purposes of the Rule.

Request Conflict Minerals Reporting Templates from Suppliers

The Company uses good faith efforts to identify from the Conflict Minerals Reporting Templates the smelters and refiners used by our suppliers on the Supplier List.  Annually, the Company sends a letter and the Conflict Minerals Reporting Template to the suppliers on the Supplier List.  The letter (i) reiterates the requirements of the Rule and its applicability to the Company and (ii) requests that each supplier complete the Conflict Minerals Reporting Template for all Covered Products supplied to the Company for the reporting period.  The Company contacts suppliers that do not respond to the Company’s request by a specified date as well as suppliers that submit incomplete or inaccurate requests for follow-on discussions and to request additional information, as applicable.

As set forth in the Conflict Minerals Reporting Template and the OECD Guidance, suppliers make representations or provide information regarding, among other things, (i) whether the Conflict Minerals contained in components or products provided by the supplier to the Company are sourced from the Covered Countries, (ii) whether such Conflict Minerals are sourced from conflict-affected and high -risk areas, (iii) smelters and refiners in the supplier’s supply chain for such Conflict Minerals, (iv) whether such smelters and refiners have been validated in compliance with the RMAP, (v) whether such supplier uses the Conflict Minerals Reporting Template with its own suppliers to gather information, and (vi) whether the supplier has its own responsible minerals sourcing policy.

Analyze Surveys for RMAP Conformant and Active Smelters and Refiners

If correctly and fully completed, each Conflict Minerals Reporting Template identifies the smelters and refiners within the applicable supplier’s supply chain. The Company reviews the information in the completed Conflict Minerals Reporting Templates against the RMAP’s Conformant Smelter List to determine whether the smelters or refiners associated with the applicable supplier qualify as “conformant” or “RMAP Active.” We rely upon third party audits of smelters and refiners as part of the RMI’s RMAP, an audit program designed to validate smelters’ and refiners’ sourcing practices as described below. Smelters and refiners receive a “conformant” designation from RMI if (i) the audited smelter or refiner adheres to the RMAP’s assessment protocols by disclosing to independent auditors the identities and locations of the mines from which it sources Conflict Minerals and (ii) the independent auditor verifies separately that the smelter’s or refiner’s Conflict Minerals originated from conflict-free sources. The RMAP’s Conformant Smelter List includes the names, locations and links to Conflict Minerals policies of all smelters and refiners deemed “conformant” with the RMAP’s assessment protocols. Smelters and refiners labeled as “RMAP Active” have committed to undergo a RMAP audit but have not yet completed their audit or are participating in other cross-recognized certification programs. “RMAP Active” smelters and refiners may be at various stages of the audit cycle, anywhere from completion of the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase, but may not retain their “active” status if they are unresponsive to requests for re-audit or corrective action past a certain time.

4

The Company also uses good faith efforts to identify the country of origin information from the smelters and refiners provided by our suppliers on the Supplier List through the Conflict Minerals Reporting Template.

3.	Design and Implement Strategies to Respond to Identified Risks

Participate in Existing Industry Conflict Minerals Initiatives; Devise, Adopt and Implement a Risk Management Plan; Monitor Risk Mitigation Efforts

In light of the complexity of the Company’s and our suppliers’ supply chains, the Company is currently unable to assess adequately the risk that Conflict Minerals exist in our Covered Products or whether they finance armed conflict in the DRC. However, the Company engages annually with suppliers to obtain current, accurate and complete information about our supply chains through the use of the Conflict Minerals Reporting Template and to promote “conformant” supply chains through our RMI membership. As a risk mitigation measure, the Company generally requires, through our supplier code of conduct, that suppliers of Covered Products report on Conflict Minerals.

Report Findings to Designated Senior Management and to the Board

The members of the Company’s internal Conflict Minerals team (consisting of senior members of the Company’s supply chain and procurement operations and the legal department) provide a report summarizing the findings from our due diligence efforts to the senior management of the Company and the Audit Committee of EchoStar’s Board of Directors.

4.	Carry Out Independent Third-Party Audits of Smelters/Refiners

Due to our downstream position in the supply chain, the Company does not have a direct relationship with smelters and refiners. Further, the complexity of our supply chain and the many third parties involved between the ultimate manufacturer of our Covered Products and the original sources of the Conflict Minerals hinders the Company’s ability to perform direct audits of smelters and refiners in our supply chain.  Instead, we rely upon third party audits of smelters and refiners as part of the RMI’s RMAP, an audit program designed to validate smelters’ and refiners’ sourcing practices. The RMAP’s audit process is discussed above in more detail in “Identify and Assess the Risks in the Company’s Supply Chain.”

Additionally, through our RMI membership, we support the further development and implementation of due diligence practices and tools, such as the Conflict Minerals Reporting Template and the RMAP.

5

5.	Report Annually on Supply Chain Due Diligence

The Company has filed with the Securities and Exchange Commission our Form SD, which includes this Report as Exhibit 1.01, for the reporting period of January 1 to December 31, 2022. In accordance with the OECD Guidance and the Rule, this Report is available on our website at http://ir.echostar.com/financial-information/sec-filings.

PART III. DESCRIPTION OF DUE DILIGENCE MEASURES PERFORMED;

RESULTS OF OUR DUE DILIGENCE MEASURES

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of products which contain Conflict Minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of Conflict Minerals.  Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of Conflict Minerals.  We also rely, to a large extent, on information collected and provided by responsible mineral sourcing validation programs.  Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Another complicating factor is the unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis. The supply chain of commodities such as Conflict Minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to smelters and refiners, with smelters and refiners smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use.  Since we do not have direct contractual relationships with smelters and refiners, we rely on our direct suppliers and the entire supply chain to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce.

Compilation and Analysis of Responses

For the reporting period of January 1 to December 31, 2022, the Company identified approximately 395 relevant suppliers.  In the fourth quarter of 2022 and the first quarter of 2023, the Company sent each such supplier on the Supplier List a letter requesting completion of the Conflict Minerals Reporting Template. The Company followed up with suppliers that did not respond to the request by the specified date or that submitted incomplete or inaccurate requests.

The Company received responses from 374, or approximately 95%, of the solicited suppliers, including completed Conflict Minerals Reporting Templates from 326, or approximately 83%, of the solicited suppliers. Through the use of the Conflict Minerals Response Database and access to the RMAP information, we were able to identify the smelters and refiners for the suppliers who submitted completed templates that we believe were used to process the Conflict Minerals contained in our Covered Products as set forth in Annex I attached to this Report, as well as to identify which of those smelters and refiners for the suppliers who submitted completed templates were “RMAP Conformant” or “RMAP Active.”

6

Based on the Conflict Minerals Reporting Templates the Company received and information otherwise obtained by the Company during the due diligence process regarding smelters and refiners for the suppliers who submitted such templates, the following table sets forth the number of “RMAP Conformant” and “RMAP Active” smelters and refiners in our supply chain for each of the Conflict Minerals used in our Covered Products:

Conflict Mineral	RMAP Conformant Smelters or Refiners	RMAP Active Smelters or Refiners
Gold	94	4
Tantalum	33	0
Tin	59	3
Tungsten	35	0

As discussed in “Part II. Design of Our Due Diligence Analysis” above, the Company relies on the completed Conflict Minerals Reporting Templates received from our suppliers as our main source of documentation supporting the representations made by such suppliers regarding the source and chain of custody of relevant Conflict Minerals in our Covered Products during the reporting period.  The smelters and refiners identified in Annex I to this Report were identified by such suppliers and the Company cannot be certain that these smelters and refiners were in fact in the Company’s supply chain for our Covered Products.

Country of Origin of the Conflict Minerals in the Covered Products

Based on the Conflict Minerals Reporting Templates the Company received and information otherwise obtained by the Company during the due diligence process regarding smelters and refiners for the suppliers who submitted such templates, the Company does not have sufficient information, with respect to our Covered Products, to determine the country of origin of all of the Conflict Minerals in all of our Covered Products.  However, based on the information obtained through our reasonable country of origin inquiry and our due diligence efforts (comprised of the Conflict Minerals Reporting Templates the Company received and information otherwise obtained by the Company during the due diligence process regarding smelters and refiners for the suppliers who submitted such templates), the Company has reasonably determined that countries of origin of the Conflict Minerals in the Covered Products, to the extent known, included the Democratic Republic of the Congo, Rwanda, Tanzania and Uganda.

Facilities Used to Process the Conflict Minerals in the Covered Products

Based on the Conflict Minerals Reporting Templates the Company received and information otherwise obtained by the Company during the due diligence process regarding smelters and refiners for the suppliers who submitted such templates, the Company was unable to identify with certainty all of the facilities used to process the Conflict Minerals in our Covered Products.  However, based on the information obtained through our reasonable country of origin inquiry and our due diligence efforts (comprised of the Conflict Minerals Reporting Templates the Company received and information otherwise obtained by the Company during the due diligence process regarding smelters and refiners for the suppliers who submitted such templates), the Company has reasonably determined that the facilities that were used to process the Conflict Minerals contained in our Covered Products are believed to include the smelters and refiners listed in Annex I attached to this Report. The smelters and refiners that the Company has been able to determine as “RMAP Conformant” and “RMAP Active” are identified in Annex I. However, as discussed above, the smelters and refiners identified in Annex I to this Report were identified by suppliers and the Company cannot be certain that these smelters and refiners were in fact in the Company’s supply chain for our Covered Products.

7

PART IV. IMPLEMENTATION OF STRATEGIES TO RESPOND TO IDENTIFIED RISKS AND FUTURE STEPS

Due diligence is an ongoing, proactive and reactive process. The Company engages with our suppliers to obtain current, accurate and complete information about our supply chain. Further, reporting on Conflict Minerals is generally a requirement for our suppliers through our supplier code of conduct.  The Company has used our RMI membership to gain a better understanding of the smelters and refiners in our supply chain and their RMAP compliance status, and we intend to continue to take advantage of the resources available to RMI members with regard to conformant sourcing.

8

Annex I

LIST OF SMELTERS AND REFINERS REPORTED IN SUPPLY CHAIN IN 2022

Mineral	Smelter Name	Country of Smelter Facility
Gold	8853 S.p.A.	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA*
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA*
Gold	African Gold Refinery	UGANDA
Gold	Agosi AG	GERMANY*
Gold	Aida Chemical Industries Co., Ltd.	JAPAN*
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES*
Gold	Alexy Metals	UNITED STATES OF AMERICA**
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN*
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL*
Gold	Argor-Heraeus S.A.	SWITZERLAND*
Gold	Asahi Pretec Corp.	JAPAN*
Gold	Asahi Refining Canada Ltd.	CANADA*
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA*
Gold	Asaka Riken Co., Ltd.	JAPAN*
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Augmont Enterprises Private Limited	INDIA**
Gold	Aurubis AG	GERMANY*
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Bangalore Refinery	INDIA*
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES*
Gold	Boliden AB	SWEDEN*
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA*
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	C. Hafner GmbH + Co. KG	GERMANY*
Gold	Chimet S.p.A.	ITALY*
Gold	Chugai Mining	JAPAN*
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA**
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CHINA
Gold	Dowa	JAPAN*
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF*
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN*
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN*
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN*
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES*
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA*
Gold	Gold by Gold Colombia	COLOMBIA*
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA*
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

* RMAP Conformant

** RMAP Active— in the process of becoming RMAP Conformant.

A-1

Mineral	Smelter Name	Country of Smelter Facility
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY*
Gold	Heraeus Germany GmbH Co. KG	GERMANY*
Gold	Heraeus Metals Hong Kong Ltd.	CHINA*
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA*
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN*
Gold	Istanbul Gold Refinery	TURKEY*
Gold	Italpreziosi	ITALY*
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN*
Gold	Jiangxi Copper Co., Ltd.	CHINA*
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN*
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	K.A. Rasmussen	NORWAY
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN*
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA*
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND*
Gold	Kojima Chemicals Co., Ltd.	JAPAN*
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF*
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA*
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF*
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF*
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA*
Gold	Matsuda Sangyo Co., Ltd.	JAPAN*
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA*
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA*
Gold	Metalor Technologies S.A.	SWITZERLAND*
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE*
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA*
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA*
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO*
Gold	Mitsubishi Materials Corporation	JAPAN*
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN*
Gold	MKS PAMP SA	SWITZERLAND*
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA*
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

* RMAP Conformant

** RMAP Active— in the process of becoming RMAP Conformant.

A-2

Mineral	Smelter Name	Country of Smelter Facility
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY*
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN*
Gold	NH Recytech Company	KOREA, REPUBLIC OF*
Gold	Nihon Material Co., Ltd.	JAPAN*
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA*
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN*
Gold	OJSC The Gulidov Krasnoyarsk Non-Ferrous Metals Plant (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE*
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA*
Gold	PX Precinox S.A.	SWITZERLAND*
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA*
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS*
Gold	Royal Canadian Mint	CANADA*
Gold	SAAMP	FRANCE*
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA*
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN*
Gold	Shandong Gold Smelting Co., Ltd.	CHINA*
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA*
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA*
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA*
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN*
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF*
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN*
Gold	T.C.A S.p.A	ITALY*
Gold	Tokuriki Honten Co., Ltd.	JAPAN*
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN*
Gold	Torecom	KOREA, REPUBLIC OF*
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM*
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA*
Gold	Valcambi S.A.	SWITZERLAND*
Gold	WEEEREFINING	FRANCE**
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA*
Gold	WIELAND Edelmetalle GmbH	GERMANY*

* RMAP Conformant

** RMAP Active— in the process of becoming RMAP Conformant.

A-3

Mineral	Smelter Name	Country of Smelter Facility
Gold	Yamakin Co., Ltd.	JAPAN*
Gold	Yokohama Metal Co., Ltd.	JAPAN*
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA*
Tantalum	5D Production OU	ESTONIA
Tantalum	AMG Brasil	BRAZIL*
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA*
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA*
Tantalum	FIR Metals & Resource Ltd.	CHINA*
Tantalum	F&X Electro-Materials Ltd.	CHINA*
Tantalum	Global Advanced Metals Aizu	JAPAN*
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA*
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA*
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA*
Tantalum	Jiangxi Tuohong New Raw Material	CHINA*
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA*
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA*
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA*
Tantalum	KEMET de Mexico	MEXICO*
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA*
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA*
Tantalum	Mineracao Taboca S.A.	BRAZIL*
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN*
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA*
Tantalum	NPM Silmet AS	ESTONIA*
Tantalum	QuantumClean	UNITED STATES OF AMERICA*
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL*
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA*
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN*
Tantalum	TANIOBIS Co., Ltd.	THAILAND*
Tantalum	TANIOBIS GmbH	GERMANY*
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN*
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY*
Tantalum	Telex Metals	UNITED STATES OF AMERICA*
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN*
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA*
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA*
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA*
Tin	Alpha	UNITED STATES OF AMERICA*
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Aurubis Beerse	BELGIUM*
Tin	Aurubis Berango	SPAIN*
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA*
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA*
Tin	China Tin Group Co., Ltd.	CHINA*
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL*
Tin	CRM Synergies	SPAIN*
Tin	CV Ayi Jaya	INDONESIA*
Tin	CV Venus Inti Perkasa	INDONESIA*
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN*
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)*
Tin	Estanho de Rondonia S.A.	BRAZIL*
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL*

* RMAP Conformant

** RMAP Active— in the process of becoming RMAP Conformant.

A-4

Mineral	Smelter Name	Country of Smelter Facility
Tin	Fenix Metals	POLAND*
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA*
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA*
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA*
Tin	Luna Smelter, Ltd.	RWANDA*
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL*
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA*
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA*
Tin	Mineracao Taboca S.A.	BRAZIL*
Tin	Minsur	PERU*
Tin	Mitsubishi Materials Corporation	JAPAN*
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES*
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND*
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)*
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA*
Tin	PT Artha Cipta Langgeng	INDONESIA*
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA*
Tin	PT Babel Inti Perkasa	INDONESIA*
Tin	PT Babel Surya Alam Lestari	INDONESIA*
Tin	PT Bangka Prima Tin	INDONESIA*
Tin	PT Bangka Serumpun	INDONESIA*
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA**
Tin	PT Bukit Timah	INDONESIA*
Tin	PT Cipta Persada Mulia	INDONESIA*
Tin	PT Menara Cipta Mulia	INDONESIA*
Tin	PT Mitra Stania Prima	INDONESIA*
Tin	PT Mitra Sukses Globalindo	INDONESIA*
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA*
Tin	PT Prima Timah Utama	INDONESIA*
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA*
Tin	PT Rajawali Rimba Perkasa	INDONESIA*
Tin	PT Rajehan Ariq	INDONESIA*
Tin	PT Refined Bangka Tin	INDONESIA*
Tin	PT Sariwiguna Binasentosa	INDONESIA*
Tin	PT Stanindo Inti Perkasa	INDONESIA*
Tin	PT Sukses Inti Makmur	INDONESIA*
Tin	PT Timah Nusantara	INDONESIA**
Tin	PT Timah Tbk Kundur	INDONESIA*
Tin	PT Timah Tbk Mentok	INDONESIA*
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA*
Tin	Resind Industria e Comercio Ltda.	BRAZIL*
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA*
Tin	Super Ligas	BRAZIL**
Tin	Thaisarco	THAILAND*
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA*

* RMAP Conformant

** RMAP Active— in the process of becoming RMAP Conformant.

A-5

Mineral	Smelter Name	Country of Smelter Facility
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA*
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL*
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA*
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	A.L.M.T. Corp.	JAPAN*
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM*
Tungsten	China Minmetals Non-ferrous Metals Holding Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA*
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA*
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL*
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA*
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA*
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA*
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA*
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA*
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA*
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA*
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA*
Tungsten	H.C. Starck Tungsten GmbH	GERMANY*
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA*
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA*
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA*
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA*
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN*
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA*
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA*
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA*
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA*
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA*
Tungsten	JSC Kirovgrad Hard Alloys Plant	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA*
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA*
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA*
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA*
Tungsten	Masan High-Tech Materials	VIET NAM*
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA*
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES*
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY*
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA*
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA*
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA*
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA

* RMAP Conformant

** RMAP Active— in the process of becoming RMAP Conformant.

A-6